Exhibit 1.1
8,949,100 Shares of Common Stock
Glacier Bancorp, Inc.
UNDERWRITING AGREEMENT
March 16, 2010
D. A. Davidson & Co.
Keefe, Bruyette & Woods, Inc.
Sandler O’Neill + Partners, L.P.
Stifel, Nicolaus & Company, Inc.
as Representatives of the several Underwriters
c/o D. A. DAVIDSON & CO.
8 Third Street North
The Davidson Building
Great Falls, Montana 59401
Ladies and Gentlemen:
     Glacier Bancorp, Inc., a Montana corporation (the “Company”) proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”), an aggregate of 8,949,100 shares of outstanding common stock, par value $0.01 per share (the “Common Stock”), of the Company. The 8,949,100 shares of Common Stock to be sold by the Company are collectively called the “Firm Common Shares.” The representative amounts of Firm Common Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. In addition, the Company has granted to the Underwriters an option to purchase up to an additional 1,342,365 shares of Common Stock (the “Optional Common Shares”) as provided in Section 2 hereof. The Firm Common Shares and, if and to the extent such option is exercised, the Optional Common Shares, are collectively called the “Common Shares.”
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Act”), on Form S-3 (File No. 333-154968), which contains a prospectus used in connection with the public offering and sale of the Common Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, and the documents incorporated by reference in the prospectus contained in the registration statement under the Act, and the rules and regulations promulgated thereunder (collectively, the “Rules and Regulations”), and including any prospectus supplement and other required information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”), and the rules and regulations promulgated thereunder, is called the “Registration Statement;”

provided, that in the event of any amendment thereto before the Closing Date (as hereinafter defined), including a registration statement (if any) filed pursuant to Rule 462 under the Act, the term Registration Statement shall include such amendment.
     The prospectus included in the Registration Statement at the time it became effective is hereinafter called the “Base Prospectus,” except that if any prospectus differs from the prospectus on file at the time the Registration Statement became effective, the term “Prospectus” shall refer to such differing prospectus as of and from the time such prospectus is filed with the Commission pursuant to Rule 424(b), and as of and from the time it is first provided to the Underwriters by the Company for such use. The term “Preliminary Prospectus” as used herein means collectively, (i) each preliminary prospectus contained in the Registration Statement and (ii) any preliminary prospectus supplement subject to completion that is filed with the Commission pursuant to Rule 424(b), including the Sale Preliminary Prospectus. The term “Sale Preliminary Prospectus” as used herein means the Preliminary Prospectus dated March 15, 2010. References herein to any Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Common Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed after the date of such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.
     “Issuer Free Writing Prospectus” as used herein means any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Common Shares identified on Annex I hereto. “Disclosure Package” as used herein means the Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus, Prospectus, any Issuer Free Writing Prospectus, and any pricing terms set forth in Annex II to this Agreement.
     For purposes of this Agreement, the term “Subsidiaries” refers to Glacier Bank, Mountain West Bank, First Security Bank of Missoula, Western Security Bank, 1st Bank, Big Sky Western Bank, Valley Bank of Helena, Citizens Community Bank, First Bank of Montana, Bank of the San Juans, and First National Bank & Trust Company, and the term “Incorporated Documents” refers to those reports filed under the Exchange Act and incorporated by reference into the Registration Statement,

Disclosure Package, Prospectus, Sale Preliminary Prospectus or Preliminary Prospectus.
     1. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters as follows:
     (a) The Registration Statement has been filed with the Commission not earlier than three years prior to the date hereof; and such Registration Statement, and any post-effective amendment thereto, became effective on filing. The Company has complied with all requests of the Commission for additional or supplemental information. If required by Rule 430A, Rule 430B or Rule 430C under the Act, the Company will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information required by Rule 430A, Rule 430B or Rule 430C. Copies of the Registration Statement, the Base Prospectus, each Preliminary Prospectus, the Sale Preliminary Prospectus and the Prospectus, any amendments or supplements thereto, and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement (including one executed copy of the Registration Statement and of each amendment thereto) have been delivered or made available to the Representatives.
     (b) No stop order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.
     (c) Each of the Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus and Registration Statement, including the documents incorporated by reference therein, conforms, and the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus, including the documents incorporated by reference therein, will, when they become effective or are filed with the Commission, as the case may be, conform, in all respects to the requirements of the Act and the Rules and Regulations. The Registration Statement, at the time it became effective, including the documents incorporated by reference therein and the Company’s press release dated January 28, 2010, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereoto, as of the applicable filing date, and the Sale Preliminary Prospectus, and any amendment or supplement thereto, as of 5:00 p.m. Mountain Time on the date of this Agreement or such other time as agreed by the Company and the Representatives (the “Initial Sale Time”), including the documents incorporated by reference therein and the Company’s press release dated January 28, 2010, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Disclosure Package, as of the Initial Sale Time, including the documents incorporated by reference therein and the Company’s press release dated January 28, 2010, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not and will not conflict with the information contained in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus, the Sale Preliminary Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for inclusion therein as identified in Section 10 hereof.
     (d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was (and currently is) a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not (and currently is not) an “ineligible issuer” as defined in Rule 405 under the Act. Other than written communications approved in advance by the Representatives or listed in Annex I hereto, the Company has not prepared or used, and will not prepare or use, a free writing prospectus, as such term is defined in Rule 405 of the Rules and Regulations (a “Free Writing Prospectus”), in connection with the offering and sale of the Common Shares.
     (e) There are no contracts, agreements or other documents of the Company or any Subsidiary that are required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus or filed as exhibits to the Registration Statement which have not been so described or filed as required by the Act and the Rules and Regulations. Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Disclosure Package, Sale Preliminary Prospectus or the Prospectus or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company or any of the Subsidiaries or any other party to such contract or agreement.

     (f) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus which have not been described as required and any such business relationship or related party transaction described therein is a fair and accurate description in all material respects of the relationships and transactions so described. There are no statutes or regulations required to be described in the Disclosure Package, Sale Preliminary Prospectus and Prospectus which have not been described as required.
     (g) The consolidated financial statements of the Company and its Subsidiaries, together with the notes thereto, filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Disclosure Package, Sale Preliminary Prospectus or Prospectus, comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and fairly present the financial position of the Company and its Subsidiaries, as of the dates indicated and the results of operations and changes in financial position for the periods therein specified; and said consolidated financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated in the related notes thereto). No other financial statements or schedules are required to be filed as part of or incorporated by reference in the Registration Statement or included or incorporated by reference in the Disclosure Package, Sale Preliminary Prospectus or Prospectus. The financial information included in the Sale Preliminary Prospectus and Prospectus under the caption “Selected Historical Financial Information” presents fairly the information set forth therein at the dates and for the periods indicated. Pro Forma financial statements are not required to be included in the Registration Statement or the Sale Preliminary Prospectus or the Prospectus under the Act or the Rules and Regulations. The assumptions used in preparing pro forma financial statements included in documents incorporated by reference in the Registration Statement or the Sale Preliminary Prospectus or the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.
     (h) BKD, LLP, who have expressed their opinion with respect to certain of the financial statements and the related notes thereto incorporated in the Disclosure Package, Sale Preliminary Prospectus and the Prospectus, and who have audited the Company’s internal control over financial reporting, are independent registered public accountants with respect to the Company as required by the Act and the Rules and Regulations.
     (i) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (j) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the rights of creditors generally and by equitable principles, and except as obligations of the Company under the indemnification provisions hereof may be limited under federal or state securities laws and public policy relating thereto.
     (k) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or (ii) violate any judgment, decree, order, statute, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, which breaches, violations, defaults or liens would have a material adverse effect upon the condition (financial or otherwise), earnings, operations, results of operations, management, properties, business or business prospects of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”); or (iii) violate or conflict with any provision of the articles or certificate of incorporation, charter, bylaws or other governing documents of the Company or any of its Subsidiaries. No consent, approval, authorization, order or decree of any court or governmental or regulatory agency or body, or any arbitrator having jurisdiction over the Company or its Subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except (i) such as have been made or obtained under the Act, (ii) as may be required under state securities or blue sky laws or (iii) such as may be required pursuant to the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).
     (l) The Common Shares have been duly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, and fully paid and nonassessable and free of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.
     (m) Other than as contemplated by this Agreement or described in each of the Sale Preliminary Prospectus and the Prospectus, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     (n) The Common Shares have been approved to be quoted on the Nasdaq Global Select Market under the symbol “GBCI.”
     (o) The Company has been duly organized and is validly existing as a corporation under the laws of the State of Montana, is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and is qualified and licensed to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification and licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect. Each Subsidiary has been duly organized and is in good standing as a corporation and a state-chartered bank (except for First National Bank of Morgan, which is a national banking association) under the laws of its jurisdiction of organization and is qualified and licensed to do business and is in good standing as a foreign corporation and a state-chartered bank in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification and licensing, except where failure to be so qualified or licensed would not have a Material Adverse Effect. The Company and its Subsidiaries have all requisite power and authority to own their respective properties and to conduct their respective businesses as currently being carried on and as described in the Registration Statement, the Disclosure Package and the Prospectus.
     (p) The authorized, issued and outstanding capital stock of the Company is as set forth in the consolidated balance sheet of the Company as of December 31, 2009 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “Form 10-K”), and incorporated by reference into the Registration Statement, Disclosure Package, Sale Preliminary Prospectus and Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Incorporated Documents or upon exercise of outstanding options pursuant to stock option plans or upon exercise of warrants described in the Incorporated Documents). The Common Stock conforms in all material respects to the description thereof incorporated by reference into each of the Registration Statement, Sale Preliminary Prospectus and the Prospectus. All of the issued and outstanding shares of Common Stock have been, and the Common Shares to be sold by the Company pursuant hereto will be, duly authorized and validly issued, fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries other than those described in the Incorporated Documents. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Incorporated Documents accurately and fairly summarize, in all material respects, such plans, arrangements, options and rights.
     (q) All stock option awards granted by the Company have been appropriately authorized by the board of directors of the Company or a duly authorized committee thereof, including approval of the exercise or purchase price or the methodology for determining the exercise or purchase price and the substantive terms of the stock options awards; no stock option awards granted by the Company have been retroactively granted, or the exercise or purchase price of any stock option award determined as of a date prior to the date such option award was approved by the board of directors of the Company or a duly authorized committee thereof; there is no action, suit, proceeding, formal inquiry or formal investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company in connection with any stock option awards granted by the Company.
     (r) The Company does not own or control, directly or indirectly, any corporation, limited liability company, trust, or other entity required to be listed in Exhibit 21 to the Company’s Form 10-K that is not so listed (or described in the Form 10-K).
     (s) All the outstanding shares of capital stock, debentures, membership interests or partnership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. Such shares of capital stock, debentures, membership interests or partnership interests were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and all outstanding shares of capital stock, debentures, membership interests or partnership interests of the Subsidiaries are owned by the Company either directly or through wholly-owned Subsidiaries free and clear of any security interests, claims, liens, charges or encumbrances.
     (t) Except as disclosed to the Underwriters in a letter, and except for restrictions imposed by (i) applicable loan or credit facilities or (ii) applicable law, no Subsidiary is currently restricted, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock or membership or partnership interests, or from repaying any loans or advances made by the Company to such Subsidiary, and no Subsidiary is restricted from transferring any of its property or assets to the Company.

     (u) Neither the Company nor any Subsidiary is (i) in violation of its articles or certificate of incorporation, charter, bylaws or other governing documents, (ii) in violation of any judgment, decree, order, statue, rule or regulation of any court or any governmental or regulatory agency or body, or any arbitrator, having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets, except for violations that, individually or in the aggregate, would not have a Material Adverse Effect, or (iii) in violation, breach or default of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other material agreement, instrument, franchise, license or permit to which the Company or any such Subsidiary is a party or by which it is bound, or to which any of the property or assets of the Company or any such Subsidiary is subject, where any such violation, breach or default would have, individually or in the aggregate, a Material Adverse Effect.
     (v) The Company and its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all items of personal property, described as being owned by them in the Incorporated Documents that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except as (i) do not materially interfere with the current or reasonably anticipated use of such properties; (ii) described in the Incorporated Documents (including pursuant to any credit facility, or document entered into in connection therewith); or (iii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and any real and personal property held under leases by the Company and its Subsidiaries are held by them under valid and enforceable leases with such exceptions as are not material and do not materially interfere with the use of such properties by the Company and its Subsidiaries.
     (w) Each of the Company and its Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Incorporated Documents. None of the Company or its Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.
     (x) Except to the extent that the Company is self-insured as described in the Incorporated Documents, the Company and its Subsidiaries have insurance coverage in such amounts and with such deductibles and covering such risks that the Company deems to be adequate to protect the Company and its Subsidiaries and their respective businesses and as are customary for their respective businesses including, policies covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors’ and officers’ liability. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied during the last five years. There are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company and its Subsidiaries have in effect performance and payment bonds that the Company deems to be adequate for the conduct of their respective businesses as currently conducted, and neither the Company nor any of its Subsidiaries has knowledge that it will not be able to renew its existing performance and payment bonds or obtain new bonds as may be necessary to continue its business.
     (y) The Company and its Subsidiaries have filed all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), Section 59A), customs, duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax (collectively “Tax” or “Taxes”) returns, declarations, reports, claims for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof (collectively, “Tax Returns”) and have paid or made provision for the payment of all Taxes required to be paid by any of them (whether or not shown on any Tax Return) and, if due and payable, any related assessment, fine, penalty, or addition thereto, whether disputed or not, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person other than those that, if not paid would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made adequate charges, accruals and reserves in the financial statements referred to in Section 1(g) above in respect of all Taxes for all periods as to which the Tax liability or obligation of the Company or any of its Subsidiaries has not been finally determined. The Company has no knowledge of any Tax deficiency asserted or threatened against the Company that would reasonably be expected to have a Material Adverse Effect.
     (z) The Company and each of its Subsidiaries have all consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits issued by the appropriate public, regulatory or governmental agencies and bodies, material to the ownership of their respective properties and conduct of their respective businesses as now being conducted and as described in the Incorporated Documents. The conduct of the business of the Company and each of the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such consents, approvals, authorizations, orders, registrations, qualifications, certificates, franchises, licenses and permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
     (aa) Since the date as of which information was given in the Sale Preliminary Prospectus through the date hereof, and except as otherwise disclosed in the Incorporated Documents, (i) there has been no change or development that could reasonably be expected to have a Material Adverse Effect (a “Material Adverse Change”); (ii) there have been no transactions entered into by the Company or its Subsidiaries which would materially affect the Company or its Subsidiaries, taken as a whole; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on its equity securities; (iv) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, direct or contingent; and (v) there has not been (A) any issuance of warrants, convertible securities or other rights to purchase equity securities of the Company or the capital stock or membership or other equity interests of any Subsidiary, or (B) any material increase in the short-term or long-term debt (including capitalized lease obligations) of the Company or any Subsidiary, other than borrowings after such dates under the credit facilities described in the Incorporated Documents; except, in the case of each of clauses (ii) and (iv), pursuant to contracts related to construction projects awarded to the Company in the ordinary course of business. Neither the Company nor any of its Subsidiaries has any contingent liabilities which are not disclosed in the Incorporated Documents that are material to the Company and its Subsidiaries, taken as a whole.
     (bb) There is not pending or, to the knowledge of the Company, threatened or contemplated, any investigation, action, suit or proceeding to which the Company or any Subsidiary is a party or to which any of their assets may be subject, before or by any court or governmental agency, authority or body, domestic or foreign, or any arbitrator, the disposition of which, individually or in the aggregate, would reasonably be expected to (i) have a Material Adverse Effect, or (ii) materially and adversely affect the Company’s performance under this Agreement or the consummation of any of the transactions contemplated hereby; and there are no current or pending actions, suits or proceedings that are required under the Securities Act to be described in the Sale Preliminary Prospectus and in the Prospectus that are not so described.
     (cc) None of the Company or any Subsidiary is, nor will any of them be, after giving effect to the offer and sale of the Common Shares, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (dd) Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the resale of the Common Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Common Stock on the Nasdaq Global Select Market in accordance with Regulation M under the Exchange Act.
     (ee) All offers and sales of the Company’s capital stock prior to the date hereof were at all relevant times (i) duly registered under the Act, and duly qualified or registered under the requirements of all applicable state securities or Blue Sky laws, or (ii) exempt from the registration requirements of the Act, and were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws; and all offering materials prepared in connection therewith did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (ff) Each of the Company and its Subsidiaries, and each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company and its Subsidiaries or their “ERISA Affiliates” (as defined below) have any liability (each, a “Plan”), are in compliance in all material respects with all applicable statutes, rules and regulations, including ERISA and the Code. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such Subsidiary is a member. With respect to each Plan subject to Title IV of ERISA, (a) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (d) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under (i) Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA), or (ii) Sections 412 or 4971 of the Code. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred or is expected to occur, whether by action or by failure to act, which would cause the loss of such qualification.
     (gg) To the knowledge of the Company, no hazardous substances, hazardous wastes, pollutants or contaminants (i) have been released, deposited or disposed of in, on or under any properties during the period in which the Company or any Subsidiary has owned, leased, managed, controlled or operated such properties; or (ii) have been released, deposited or disposed of by or on behalf of the Company in, on or under any such properties, in the case of each of clauses (i) and (ii) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any release, violation or remedial action (other than remedial actions of the type routinely carried out at facilities of like character to those operated by the Company and its Subsidiaries) which would not have, or would not be reasonably expected to have, individually or in the aggregate with all such releases, violations or remedial actions, a Material Adverse Effect. To the knowledge of the Company, neither the Company nor its Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material; and the Company and its Subsidiaries, have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and each of the Company and its Subsidiaries, are in compliance with all terms and conditions of any such permit, license or approval.
     (hh) No labor disturbance by the employees of the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect exists or, to the knowledge of the Company, is contemplated or threatened.
     (ii) The Company and its Subsidiaries are in compliance in all material respects with all applicable laws administered by, and regulations of, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation (“FDIC”), the Office of the Comptroller of the Currency, the applicable state banking authorities, and any other regulatory authority having jurisdiction over them, as the case may be (the “Bank Regulatory Authorities”), the failure to comply with which would have a Material Adverse Effect. Other than the Bank Regulatory Authorities, neither the Company nor its Subsidiaries is subject to regulation as a bank holding company or a bank, respectively, by any other governmental authority except as disclosed to the underwriters in a letter, neither the Company nor its Subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to an order or directive by, or is a recipient of any extraordinary supervisory letter from any Bank Regulatory Authority, specifically directed at the Company or it Subsidiaries, which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have the Company and its Subsidiaries, been advised in writing by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, specifically directed at the Company or its Subsidiaries. The Company and its Subsidiaries, and their respective operations, comply in all material respects with all applicable laws and regulations, including, without limitation, those relating to the practice of banking. The accounts of each Subsidiary are insured by the FDIC up to the maximum applicable amount in accordance with the rules and regulations of the FDIC, and no proceedings for the termination or revocation of such membership or insurance are pending, or, to the knowledge of the Company, threatened.
     (jj) No report or application filed (after giving effect to any amendments thereto) by the Company or any Subsidiary with the Bank Regulatory Authorities

(each such report or application, together with all exhibits thereto, a “Regulatory Report”), as of the date it was filed (after giving effect to any amendments thereto), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply in all material aspects with the applicable requirements of the Bank Regulatory Authorities, as the case may be. The Company and each Subsidiary have filed each Regulatory Report that they were required to file with any Bank Regulatory Authorities which is material to or could reasonably be expected to be material to the business, operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.
     (kk) Each of the Subsidiaries has properly administered, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, in all respects material and which could reasonably be expected to be material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor. Neither any of the Subsidiaries nor any director, officer or employee of any Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and the accountings for each such fiduciary account are true and correct in all respects material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and accurately reflect the assets of such fiduciary account in all respects material to the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.
     (ll) The Company and its Subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act). The Company’s and its Subsidiaries’ internal control over financial reporting is effective and the Company and its Subsidiaries are not aware of any material weaknesses in its internal control over financial reporting or any change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (mm) The Company and its Subsidiaries have established and maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 (e) under the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to the Company, and its Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective in providing reasonable assurance that material information relating to the Company and its Subsidiaries is made known to such persons, including during the period when the Company prepares its periodic reports to be filed with or furnished to the Commission. The Company does not have knowledge of (a) any material weaknesses in its or its Subsidiaries’ internal controls over financial reporting or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or its Subsidiaries’ internal controls.
     (nn) All statistical or market-related data included in the Disclosure Package, Sale Preliminary Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (oo) To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders that are required to be described in the Sale Preliminary Prospectus and the Prospectus and that are not so described as required.
     (pp) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder.
     (qq) Neither the Company, its Subsidiaries nor any of their respective officers, directors or affiliates have caused any person, other than the Underwriters, to be entitled to reimbursement or compensation of any kind, including, without limitation, any compensation that would be includable as underwriter compensation under the FINRA’s Corporate Financing Rule with respect to this offering, as a result of the consummation of this offering based on any activity of such person as a finder, agent, broker, investment adviser or other financial service provider.
     (rr) There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Common Shares by the Company pursuant to this Agreement.
     (ss) Each of the Company’s executive officers and directors has executed and delivered to the Underwriters a lock-up agreement in the form of Exhibit B hereto. Exhibit A hereto contains a true, complete and correct list of all executive officers and directors of the Company.
     (tt) The outstanding shares of Common Stock and the Common Shares being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq Global Select Market.
     (uu) To the Company’s knowledge, the Company is in compliance with all of the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to it and all of the provisions of the Act, the Exchange Act and the Rules and Regulations promulgated pursuant to such Act and Exchange Act that are currently applicable to the Company.
     (vv) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of the Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors, agents or fiduciaries to the Company. Additionally, the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company has consulted with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     2. Purchase, Sale and Delivery of Common Stock.
     (a) On the basis of the representations, warranties and agreements herein contained, and on the terms but subject to the conditions herein set forth, the Company agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, an aggregate of 8,949,100 Common Shares. The purchase price per share of Common Stock to be paid by the several Underwriters to the Company shall be $14.16.
     (b) Delivery of the Firm Common Shares to be purchased by the several Underwriters against payment therefor shall be made as provided in this Section 2 at 8:00 a.m. Mountain time on March 22, 2010 or at such other time and date not later than March 22, 2010 as the Representatives shall designate by notice to the Company, such time and date of payment and delivery being herein called the “Closing Date.”
     (c) In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Optional Common Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Common Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time or from time to time upon notice by the Representatives on behalf of the Underwriters to the Company, which notice may be given at any time within 30 days from the date of this Agreement. If the Underwriters’ right to purchase is exercised as to all or any portion of the Optional Common Shares, each Underwriter, acting severally and not jointly, will purchase that number of Optional Common Shares then being purchased that bears the same proportion to the total number of Optional Common Shares then being purchased as the number of Firm Common Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Common Shares, subject in each case to such adjustments as D.A. Davidson & Co. in its discretion shall make to eliminate any sales or purchases of fractional shares. The time and date of delivery of the Optional Common Shares, if subsequent to the Closing Date, is referred to herein as the “Option Closing Date” and shall be determined by the Representatives on behalf of the Underwriters and shall not be earlier than one nor later than five full business days after delivery of such notice of exercise. The Representatives on behalf of the Underwriters may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.
     (d) Payment for the Common Shares shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.
     (e) The Company hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Common Shares to be sold by the Company to the Underwriters, or otherwise in connection with the performance of the Company’s obligations hereunder.
     (f) The Company shall deliver, or cause to be delivered, a credit representing the Firm Common Shares to an account or accounts at DTC, as designated by the Representatives at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company also shall deliver, or cause to be delivered, a credit representing the Optional Common Shares that the Underwriters have agreed to purchase at the Closing Date (or the Option Closing Date, as the case may be), to an account or accounts at DTC as designated by the Representatives, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters hereunder.
     (g) It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Common Shares and any Optional Common Shares the Underwriters have agreed to purchase. D.A. Davidson & Co., individually and not as the Representative, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds may not have been received by the Representatives by the Closing Date or any Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (h) Not later than 12:00 noon on the second business day following the date the shares of Common Stock are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered to each Underwriter copies of the Disclosure Package, the Prospectus and any supplements and amendments thereto or to the Registration Statement in such quantities and at such places as such Underwriter shall reasonably request.
     3. Offering by the Underwriters.
     The Underwriters hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Sale Preliminary Prospectus and the Prospectus, the Firm Common Shares (and Optional Common Shares, as the case may be) as soon after this Agreement has been executed as the Representatives, in their sole judgment, determine is advisable and practicable.
     4. Covenants.
A. Covenants of the Company.
     The Company covenants and agrees with each Underwriter as follows:
     (a) The Company will notify the Representatives promptly (i) of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective; (ii) any supplement to the Prospectus or the Sale Preliminary Prospectus has been filed; (iii) of the receipt of any comments from the Commission; and (iv) of any request by the Commission for any amendment or supplement to the Registration Statement, Prospectus or the Sale Preliminary Prospectus or additional information. If required by Rule 430A, Rule 430B and Rule 430C of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information required by Rule 430A, Rule 430B and Rule 430C with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A, Rule 430B and Rule 430C, if applicable. If the Company has elected to rely upon Rule 462 of the Rules and Regulations, the Company will prepare and file a registration statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462. The Company will not file any amendment or supplement to the Registration Statement, Disclosure Package, Prospectus or the Sale Preliminary Prospectus which is not in compliance with Sections 424(b), 430A, Rule 430B and Rule 430C or 433 of the Act or to which the Representatives shall reasonably object by notice to the Company after having been furnished a copy thereof a reasonable time prior to the filing.

     (b) The Company will advise the Representatives, promptly after the Company receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction or quoted for trading on the Nasdaq Global Select Market, or of the initiation or, to the Company’s knowledge, threatening of any proceeding for any such purpose; and the Company will use its best efforts to prevent the issuance of any stop order or suspension or to obtain its withdrawal if such a stop order or suspension should be issued.
     (c) During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or a dealer (the “Distribution Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in effect, so far as necessary to permit the sale and distribution of the Common Shares by the Underwriters as contemplated by the provisions hereof and the Prospectus. If, during the Distribution Period the Sale Preliminary Prospectus is being used to solicit offers to purchase Common Shares at a time when the Prospectus is not yet available and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Sale Preliminary Prospectus in writing in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Sale Preliminary Prospectus to comply with applicable law, the Company shall promptly prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Sale Preliminary Prospectus so that the statements in the Sale Preliminary Prospectus as so amended or supplemented will not, in the light of the circumstances when the Sale Preliminary Prospectus is delivered to a prospective purchaser, be misleading or so that the Sale Preliminary Prospectus, as amended or supplemented, will comply with applicable law. If during the Distribution Period any event occurs, or fails to occur, as a result of which, in the judgment of the Company or in the opinion of the Underwriters, (i) the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or (ii) it becomes necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, then the Company will promptly notify the Representatives and will prepare and file with the Commission, and furnish at its own expense to each Underwriter, an amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act.
     (d) The Company shall cooperate with the Underwriters and their counsel in endeavoring to qualify the Common Shares for offering and sale under (or obtain exemptions from the application of) the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may reasonably designate; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would become subject to service of general process, to qualification to do business as a foreign entity, to registration as a securities dealer or to taxation as a foreign corporation. In each jurisdiction in which the Common Shares have been so qualified, the Company will file such statements and reports as may be required to be filed by it by the laws of such jurisdiction to continue such qualification in effect so long as required for the distribution of such securities.
     (e) During the Distribution Period, the Company shall furnish to the Representatives copies of (i) the Registration Statement as originally filed (including all exhibits filed therewith), each amendment thereto (without exhibits) and (ii) each of the Preliminary Prospectuses, the Prospectus and all amendments and supplements thereto, in each case as soon as available and, with respect to the documents in clause (ii), in such quantities as the Representatives may from time to time reasonably request.
     (f) For a period of two years commencing with the date hereof, the Company will furnish to the Representatives copies of all documents, reports and other information furnished by the Company to the holders of its Common Stock generally except, in each case, if available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     (g) The Company shall make generally available to holders of the Common Stock as soon as practicable, but in any event not later than 18 months after the “effective date of the Registration Statement” (as defined in Rule 158(c)) of the Rules and Regulations), an earnings statement (which need not be audited) complying with Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).
     (h) The Company will use the net proceeds received by it from the sale of the Common Shares in the manner specified in the Prospectus under “Use of Proceeds.”
     (i) The Company shall not take, directly or indirectly, prior to the termination of the offering contemplated by this Agreement, any action designed to or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Shares.
     (j) For so long as the shares of Common Stock sold in the offering contemplated by this Agreement are listed on the Nasdaq Global Select Market or a comparable securities exchange or market, the Company shall engage and maintain a registrar and transfer agent for the Common Stock.

     (k) The Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act during the Distribution Period.
     (l) For a period of 90 days after the date of the Prospectus (the “Lock-Up Period”) neither the Company nor any of its executive officers or directors shall, without the prior written consent of D.A. Davidson & Co., on behalf of the Underwriters, (1) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or enter into a transaction that would have the same effect; or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise; (2) publicly disclose the intention to make any such offer, sale, hypothecation, pledge, grant or disposition, or to enter into any such transaction, swap, hedge or other arrangement; or (3) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock; provided, however, that the foregoing restrictions do not apply to (i) the registration of the Common Shares and the sales thereof to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Prospectus and the Incorporated Documents, (iii) the grant of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans and described in the Incorporated Documents, and (iv) transfers of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock by any of the persons subject to a lock-up agreement (a) as a bona fide gift or gifts, (b) by will or intestacy or (c) to any member of such person’s immediate family or a trust created for the direct or indirect benefit of such person or the immediate family thereof, provided that, in any such case, the transferee or transferees shall execute and deliver to the Underwriters, before such transfer, an agreement to be bound by the restrictions on transfer described above; provided, further, that, if (x) within 17 days of the expiration of the Lock-Up Period, the Company issues an earnings release or discloses material news, or a material event relating to the Company occurs, or (y) before the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in any such case the restrictions imposed by this Section 4(A)(l) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, the disclosure of the material news or the occurrence of the material event; provided, moreover, that the foregoing clause shall not apply if the Company delivers to the Underwriters, not sooner than 18 nor later than 16 days before the last day of the Lock-Up Period, a certificate, signed by the chief financial officer or chief executive officer of the

Company, certifying on behalf of the Company that the shares of Common Stock are “actively traded securities,” as defined in Rule 101(c)(1) of Regulation M under the Exchange Act.
     (m) The Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by existing Lock-Up Agreements for the duration of the periods contemplated in such agreements.
     (n) The Company shall not, without the prior written consent of the Representatives, prepare or use a Free Writing Prospectus in connection with the offering and sale of the Common Shares or take any actions that would require the Company or the Underwriters to file a Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations. The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, or retention where required, and legending. The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein as identified in Section 10 hereof.
B. Covenants of the Underwriters. Each Underwriter severally agrees that, without the prior written consent of the Company, it will not make any offer relating to the Common Shares that would constitute a Free Writing Prospectus required to be filed by the Company or such Underwriter with the Commission or retained by the Company under Rule 433 of the Act. The Company and such Underwriter each represent and agree that any such Free Writing Prospectus, the use of which has been consented to by the Company and such Underwriter, is listed on Annex I.
     5. Costs and Expenses.
     (a) Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs, fees and expenses incident to the performance of its obligations hereunder, including, without limitation, (i) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the issuance, transfer and delivery of the Common Shares; (ii) all expenses and fees (including fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees and expenses of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery (including electronic delivery) and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package and the Prospectus and amendments and supplements to any of the foregoing and any such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Common Shares; (iii) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) the Common Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which the Underwriters shall designate; (iv) the fees and expenses of the transfer agent and registrar; (v) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Common Shares; (vi) fees incurred to quote the Common Shares for trading on the Nasdaq Global Select Market; and (vii) all costs and expenses relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Common Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show. Whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company will pay or cause to be paid (i) any fees and expenses of the Company’s counsel, accountants and other advisors and (ii) all expenses and taxes incident to the sale and delivery of the Common Shares by the Company.
     (b) Except as provided in this Section 5, Section 7, and Section 9(b), the Underwriters will pay all of their own costs and expenses, including, without limitation, transfer taxes on the resale of any shares of Common Stock by the Underwriters and any advertising expenses incurred in connection with any offers that they may make.
     (c) If the sale of the Common Stock provided for herein is not consummated for any reason, then the Company shall reimburse the Underwriters for all out-of-pocket disbursements (including, without limitation, reasonable fees and disbursements of counsel for the Underwriter) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Common Stock or in contemplation of performing their obligations hereunder.
     6. Conditions of Each Underwriter’s Obligations.
     The obligations of each Underwriter to purchase and pay for the Firm Common Shares as provided herein on the Closing Date and, with respect to the Optional Common Shares, the Option Closing Date, are subject to the accuracy of the Company’s representations and warranties set forth in Section 1 hereof, as of the date hereof and at the Closing Date (as if made at the Closing Date) and, with respect to the Optional Common Shares, as of the Option Closing Date (as if made at the Option Closing Date), to the timely performance by the Company of its covenants and other obligations hereunder, and to the following additional conditions:
     (a) The Registration Statement shall have become effective prior to the execution of this Agreement or at such later time and date as the Underwriters shall have approved in writing, and all filings required by Rules 424 and 430A of the Rules and Regulations shall have been timely made; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act; any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.
     (b) Between the date hereof and the Closing Date (or the Option Closing Date, as the case may be), no Material Adverse Change shall have occurred or become known to the Company that, in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering of the Common Shares as contemplated by the Prospectus.
     (c) The Representatives shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Graham Dunn P.C., counsel for the Company, substantially in the form of Exhibit C attached hereto, which opinion shall be dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters.
     (d) The Representatives shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion from Dorsey & Whitney LLP, counsel for the Underwriters, dated the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, as to such matters as the Representatives may reasonably request.
     (e) The Representatives shall have received, on (i) the date hereof, (ii) the Closing Date and (iii) the Option Closing Date, as the case may be, a letter from BKD, LLP, independent certified public accountants, dated no more than one business day prior to the date hereof and three business days prior to the Closing Date and the Option Closing Date, as the case may be, and addressed to the Underwriters, in the form previously agreed with the Representatives.
     (f) The Representatives shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the Company, dated the Closing Date or the Option Closing Date, as the case may be, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect that:
     (i) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct, as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be;
     (ii) for the period from and after the date hereof and prior to the Closing Date, there has not occurred any Material Adverse Change; and
     (iii) no stop order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued to the Company by the Commission nor has the Company received notice that any proceedings have been instituted or, to the Company’s knowledge, threatened for that purpose, and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company.
     (g) The Representatives and counsel for the Underwriters shall have received, on or before each of the Closing Date and the Option Closing Date, as the case may be, such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the sale of the Common Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties or the satisfaction of any of the conditions or agreements, herein contained.
     (h) On or prior to the date hereof, each of the Company’s executive officers and directors shall have furnished to D.A. Davidson & Co., as representative of the several Underwriters, lock-up agreements in a form acceptable to the Representatives, and each such agreement shall be in full force and effect on each of the Closing Date and the Option Closing Date.
     If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Common Shares, at any time prior to the Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5, Section 7 and Section 8 shall at all times be effective and shall survive such termination.
     All opinions, certificates, letters and other documents delivered pursuant to this Section 6 will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the reasonable judgment of the Representatives.
     7. Indemnification and Contribution.
     (a) The Company agrees to indemnify and hold each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, harmless against any losses, claims, damages, liabilities or expenses (“Losses”), to which such Underwriter may become subject under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Losses (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, it being understood and agreed that the only such information furnished by such Underwriter consists of the information described as such in Section 10 hereof.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of the Act, harmless from and against any Losses to which any such person may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such Losses (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, Base Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, Preliminary Prospectus, Sale Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter, specifically for use in the preparation thereof, it being understood and agreed upon that the only such information furnished by such Underwriter consists of the information described as such in Section 10 hereof.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party (i) unless and to the extent the failure results in the forfeiture by the indemnifying party of substantial rights and defenses, (ii) for contribution or (iii) otherwise than under this Section 7. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.
     After notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under the applicable subsection above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the reasonable expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party representing the indemnified parties who are parties to such action); (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
     (d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final non-appealable judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Losses by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (x) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold an indemnified party harmless under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the Losses referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Common Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same respective proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Common Shares they have purchased hereunder, and not joint.

     The Company and each Underwriter agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation which does not take account the equitable considerations referred to in the first paragraph of this subsection (e). The amount paid by an indemnified party as a result of the Losses referred to in the first paragraph of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Common Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (f) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have, including liability for Losses incurred by the Underwriters, their officers and employees that arise out of or are based in whole or in part upon (i) any inaccuracy in the representations and warranties of the Company contained herein or (ii) the failure of the Company to perform its obligations hereunder or under law and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of the Act. The obligations of each Underwriter under this Section 7 shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.
     (g) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such Losses are incurred, but in all cases, no later than thirty (30) days after receipt of an invoice by the indemnifying party.
     (h) The parties to this Agreement hereby acknowledge that they are sophisticated business persons and were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in the light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act.
     8. Representations and Agreements to Survive Delivery.

     All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Company and the Underwriters contained in Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, the Company or any of its officers, directors or controlling persons, and shall survive delivery of, and payment for, the Common Shares to and by the Underwriters hereunder and any termination of this Agreement. A successor to an Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in Section 7.
     9. Termination.
     (a) The Underwriters shall have the right to terminate this Agreement, by notice given by the Representatives to the Company as hereinafter specified, at any time at or prior to the Closing Date or, in the case of the Optional Common Shares, prior to the Option Closing Date (i) if there shall have occurred a Material Adverse Change (regardless of whether any loss associated with such Material Adverse Change shall have been insured) or development involving a prospective Material Adverse Change that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; (ii) if there has occurred an outbreak or escalation of hostilities between the United States and any foreign power, an outbreak or escalation of any insurrection or armed conflict involving the United States, or any other calamity or crisis, or material adverse change or development in political, financial or economic conditions having an effect on the U.S. financial markets that, in the reasonable judgment of the Representatives, makes it impracticable or inadvisable to market the Common Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of the Common Shares; or (iii) if trading in the Common Stock has been suspended or limited by the Commission or the Nasdaq Global Select Market, or if trading in securities generally on either the New York Stock Exchange or the Nasdaq Global Select Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the Nasdaq Global Select Market or by order of the Commission or any other governmental authority, or FINRA, or; (iv) if a general banking moratorium has been declared by federal, Montana, or New York authorities.
     (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of (i) the Company to the Underwriters, except as provided in Section 5 hereof; (ii) the Underwriters to the Company, or (iii) of any party hereto to any other party except that the provisions of Section 7 shall at all times be effective and shall survive such termination.
     10. Information Furnished by an Underwriter.

     The Company hereby acknowledges that the only information that any Underwriter has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth under the caption “Underwriting” in the Prospectus; and each Underwriter severally confirms that such statements are correct.
     11. Defaulting Underwriters; Expense Reimbursement.
     (a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Common Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Common Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Common Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Common Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Common Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Common Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Common Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Common Shares and the aggregate number of Firm Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Common Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Common Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Sale Preliminary Prospectus, in the Preliminary Prospectus, in the Base Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Optional Common Shares and the aggregate number of Optional Common Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Optional Common Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (v) terminate their obligation hereunder to purchase the Optional Common Shares to be sold on such Option Closing Date or (vi) purchase not less than the number of Optional Common Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all actual accountable expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     12. No Advisory or Fiduciary Relationship.
     The Company acknowledges and agrees that (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or its controlling persons, officers, directors, shareholders or creditors with respect to the purchase and sale of the Common Shares pursuant to this Agreement, including the determination of the public offering price of the Common Shares and any related discounts and commissions, (b) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (c) the Underwriters may have interests that differ from those of the Company, and (d) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives, to the fullest extent permitted by applicable law, any claims it may have against the Underwriters arising from an alleged breach of agency or fiduciary duty in connection with the offering of the Common Shares.
     13. Notices.
     Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed or delivered:
If to the Underwriters:
D.A. Davidson & Co.
8 Third Street North
Great Falls, Montana 54901
Attention: Syndicate Department

with a copy to:
Dorsey & Whitney LLP
Millennium Building
125 Bank Street, Suite 600
Missoula, Montana 59802-4407
Attention: John W. Manning, Esq.
If to the Company:
Glacier Bancorp
49 Commons Loop
Kalispell, Montana 59901
Attention: Chief Executive Officer
with a copy to:
Graham & Dunn P.C.
Pier 70
2801 Alaskan Way, Suite 300
Seattle, Washington 98121
Attention: Stephen M. Klein, Esq.
   Bart Bartholdt, Esq.
     Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.
     14. Persons Entitled to Benefit of Agreement.
     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Common Shares from the Underwriters.
     15. Governing Law.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.
     16. Severability.
     The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this

Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such changes as are necessary to make it valid and enforceable.
     17. General Provisions.
     This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. Nothing herein contained shall constitute any Underwriter an unincorporated association or partner with the Company. The Company acknowledges and agrees that each Underwriter in providing investment banking services to the Company in connection with the offering, including acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against any Underwriter with respect to any breach or alleged breach of agency or fiduciary duty in connection with the transactions contemplated hereby.
     18. Counterparts.
     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement in accordance with its terms.

Very Truly Yours, GLACIER BANCORP, INC.
By	/s/ Michael J. Blodnick
Print Name: Michael J. Blodnick
Title: President and CEO

CONFIRMED AND ACCEPTED
as of the date first above written:
D. A. DAVIDSON & CO.
KEEFE, BRUYETTE & WOODS, INC.
SANDLER O’NEILL + PARTNERS, L.P.
STIFEL, NICOLAUS & COMPANY, INC.
Acting severally on behalf of themselves
and the several Underwriters named in
Schedule I hereto.
By: D.A. DAVIDSON & CO.

By:	/s/ Mark J. Semmens
Name: Mark J. Semmens
Title: Managing Director

SCHEDULE I

Number of Firm Common Shares To Be
Underwriter	Purchased
D. A. Davidson & Co.	5,369,461
Keefe, Bruyette & Woods, Inc.	1,193,213
Sandler O’Neill + Partners, L.P.	1,193,213
Stifel, Nicolaus & Company, Inc.	1,193,213

Total:.	8,949,100

ANNEX I
Issuer Free Writing Prospectus
1.	Issuer Free Writing Prospectus dated March 16, 2010, filed by the Company on March 17, 2010 pursuant to Rule 433 of the Act.

ANNEX II
Pricing Terms
Price per share to the public: $14.75
Underwriting discount per share (4.00%): $0.59
Offering proceeds to the Company (after underwriting discount but before expenses): $126,719,256
Closing Date: March 22, 2010